       As filed with the Securities and Exchange Commission on February 24, 2000
                                                         REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                       AMERICAN INTERNATIONAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                13-2592361
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)

                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            KATHLEEN E. SHANNON, ESQ.
                          VICE PRESIDENT AND SECRETARY
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                 PROPOSED MAXIMUM           PROPOSED
         TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE        MAXIMUM AGGREGATE          AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED(1)         PER UNIT(2)          OFFERING PRICE(2)     REGISTRATION FEE(3)

Debt securities........................       $658,177,000             100%               $658,177,000              $173,759
=================================================================================================================================

(1) Or, if any debt securities (a) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $658,177,000 at the time of the initial offering, (b) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $658,177,000, or (c) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $658,177,000.
(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(3) Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also relates to an additional $341,823,000 of debt securities previously registered by the Issuer on Registration Statement No. 33-60827, as to which a $172,414 fee has previously been paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     Pursuant to Rule 429 under the Securities Act of 1933, the Registration Statement also relates to the prospectus included in Registration Statement No. 33-60827.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2000

                                 $1,000,000,000

                       AMERICAN INTERNATIONAL GROUP, INC.

                                 DEBT SECURITIES



                                   ----------


     American International Group, Inc. may offer its debt securities from time to time and in one or more series. These debt securities will have an initial public offering price or purchase price of up to $1,000,000,000 or will have the foreign currency or composite currency equivalent of this amount.

     AIG may issue all or a portion of these debt securities in the form of one or more permanent global certificates.

     At the time of sale, an accompanying prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities the initial public offering price, designation, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (whether fixed or floating), time of payment of any interest and any terms for mandatory or optional redemption.




                                   ----------



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                                   ----------



     AIG may sell these debt securities to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

                   The date of this prospectus is    , 2000.

                                TABLE OF CONTENTS

PAGE
----

ABOUT THIS PROSPECTUS..............................................1

AMERICAN INTERNATIONAL GROUP, INC..................................1

USE OF PROCEEDS....................................................1

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES...................1

DESCRIPTION OF DEBT SECURITIES AIG MAY OFFER.......................2

PLAN OF DISTRIBUTION..............................................10

VALIDITY OF THE DEBT SECURITIES...................................11

EXPERTS...........................................................11

WHERE YOU CAN FIND MORE INFORMATION...............................11



                                   ----------




     You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to by this prospectus or any prospectus supplement. AIG has not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. AIG is offering to sell the debt securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the debt securities.




                                   ----------

                              ABOUT THIS PROSPECTUS


      This prospectus is part of a registration statement that AIG filed with the SEC utilizing a shelf registration process. Under this shelf process, AIG may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the debt securities AIG may offer.

      Each time AIG sells debt securities, AIG will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information".

      To see more detail, you should read our registration statement and the exhibits filed with our registration statement.


                       AMERICAN INTERNATIONAL GROUP, INC.


      AIG, a Delaware corporation, is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad.

      AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is 212-770-7000.


                                 USE OF PROCEEDS


      Unless otherwise indicated in any prospectus supplement, AIG intends to add the net proceeds from the sale of the debt securities to AIG's general funds. The funds will be used by AIG and its subsidiaries for general corporate purposes.


                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

      The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated:


  NINE MONTHS
ENDED SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
--------------------------- ---------------------------------------

     1999         1998       1998    1997    1996      1995    1994
     ----         ----       ----    ----    ----      ----    ----

     4.28         3.87       3.82    3.64    3.53      3.35    3.13

      Earnings represent

      - Income from operations before income taxes and adjustments for minority interest plus

      -     Fixed charges other than capitalized interest

      -     Amortization of capitalized interest

      -     The distributed income of equity investees

                                      less

      - The minority interest in pre-tax income of subsidiaries that do not have fixed charges.

Fixed charges include

      -     Interest, whether expensed or capitalized

      -     Amortization of debt issuance costs

      - One third of rental expense. Management of AIG believes this is representative of the interest factor.

                  DESCRIPTION OF DEBT SECURITIES AIG MAY OFFER


      As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. The indenture is a contract, dated as of July 15, 1989, between AIG and The Bank of New York, which acts as trustee.

The trustee has two main roles:

1. The trustee can enforce your rights against AIG if AIG defaults on its obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later on page 9 under "Remedies If an Event of Default Occurs".

2. The trustee performs administrative duties for AIG, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

      The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture is an exhibit to AIG's registration statement. See "Where You Can Find More Information" on page 11 for information on how to obtain a copy.

      AIG may issue as many distinct series of debt securities under the indenture as it wishes.

      This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here.

      Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, AIG describes the meaning for only some of the more important terms. For your convenience, AIG also includes references in parentheses to certain sections of the indenture. Whenever AIG refers to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what AIG describes in summary form in this prospectus.

      This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There will also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

      AIG may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

      In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

-     the title of the series of debt securities;

- any limit on the aggregate principal amount of the series of debt securities;

- the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

-     the date or dates on which the series of debt securities will mature;

- the rate or rates, which may be fixed or variable per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

- the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

- the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

- any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

- the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

- if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

- the currency of payment of principal, premium, if any, and interest on the series of debt securities;

- if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to the election of AIG or a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

- any index used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

-     the applicability of the provisions described under "Defeasance" on page
      8;

- any event of default under the series of debt securities if different from those described under "What is an Event of Default" on page 9;

- if the series of debt securities will be issuable only in the form of global security, the depository or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

-     any other special feature of the series of debt securities.

LEGAL OWNERSHIP

STREET NAME AND OTHER INDIRECT HOLDERS

      Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by AIG as legal holders of debt securities. This is called holding in street name. Instead, AIG would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in street name, you should check with your own institution to find out:

-     How it handles securities payments and notices.

-     Whether it imposes fees or charges.

-     How it would handle voting if ever required.

- Whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below.

- How it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

      AIG's obligations, as well as the obligations of the trustee and those of any third parties employed by AIG or the trustee, run only to persons who are registered as holders of debt securities. As noted above, AIG does not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once AIG makes payment to the registered holder, AIG has no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

GLOBAL SECURITIES

      What is a Global Security? A global security is a special type of indirectly held security, as described above under "Street Name and Other Indirect Holders". If AIG chooses to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. AIG does this by requiring that the global security be registered in the name of a financial institution it selects and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of global securities.

      Special Investor Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. AIG does not recognize this type of investor as a holder of debt securities and instead deals only with the depositary that holds the global security.

      If you are an investor, you should be aware that if debt securities are issued only in the form of global securities:

-     You cannot get debt securities registered in your own name.

- You cannot receive physical certificates for your interest in the debt securities.

- You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See "Street Name and Other Indirect Holders" on page 3.

- You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

- The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. AIG and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. AIG and the trustee also do not supervise the depositary in any way.

             Special Situations When Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or brokers to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled "Street Name and Other Indirect Holders" on page 3 and "Direct Holders" on page 3.

             The special situations for termination of a global security are:

- When the depositary notifies AIG that it is unwilling, unable or no longer qualified to continue as depositary.

- When AIG notifies the trustee that it wishes to terminate the global security.

- When an event of default on the securities has occurred and has not been cured. (Defaults are discussed later under "Events of Default" on page 9.)

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not AIG or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Sections 204 and 305)

-------------------------------------------------------------------------------
IN THE REMAINDER OF THIS DESCRIPTION "YOU" MEANS DIRECT HOLDERS AND NOT STREET NAME OR OTHER INDIRECT HOLDERS OF DEBT SECURITIES. INDIRECT HOLDERS SHOULD READ THE PREVIOUS SUBSECTION ON PAGE 3 ENTITLED "STREET NAME AND OTHER INDIRECT HOLDERS".
-------------------------------------------------------------------------------

OVERVIEW OF REMAINDER OF THIS DESCRIPTION

             The remainder of this description summarizes:

- ADDITIONAL MECHANICS relevant to the debt securities under normal circumstances, such as how you transfer ownership and where AIG makes payments;

- Your rights in several SPECIAL SITUATIONS, such as if AIG merges with another company or if AIG wants to change a term of the debt securities;

- Promises AIG makes to you about how it will run its business, or a business action AIG promises not to take known as a RESTRICTIVE COVENANT; and

-     Your rights if AIG DEFAULTS or experiences other financial difficulties.


ADDITIONAL MECHANICS

FORM, EXCHANGE AND TRANSFER

      The debt securities will be issued:

-     only in fully registered form

-     without interest coupons

-     in denominations that are even multiples of $1,000. (Section 302)

             You may have your debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

             You may exchange or transfer debt securities at the office of the trustee. The trustee acts as AIG's agent for registering debt securities in the names of holders and transferring debt securities. AIG may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305)

             You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

             If AIG designates additional transfer agents, they will be named in the prospectus supplement. AIG may cancel the designation of any particular transfer agent. AIG may also approve a change in the office through which any transfer agent acts. (Section 1002)

             If the debt securities are redeemable and AIG redeems less than all of the debt securities of a particular series, AIG may block the transfer or exchange of debt securities during the period beginning 15 days before the day AIG mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. AIG may also refuse to register transfers or exchanges of debt securities selected for redemption, except that AIG will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
(Section 305)

PAYMENT AND PAYING AGENTS

             AIG will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that AIG will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

             AIG will pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee in New York City. That office is currently located at 101 Barclay Street, Floor 21W, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. AIG may also choose to pay interest by mailing checks.

--------------------------------------------------------------------------------
STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.
--------------------------------------------------------------------------------

             AIG may also arrange for additional payment offices, and may cancel or change these offices, including its use of the trustee's corporate trust office. These offices are called paying agents. AIG may also choose to act as its own paying agent. AIG must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002)

NOTICES

             AIG and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee's records. (Sections 101 and 106)

             Regardless of who acts as paying agent, all money paid by AIG to a paying agent that remains unclaimed at the end of three years after the amount is due to direct holders will be repaid to AIG. After that three-year period, you may look to AIG for payment and not to the trustee or any other paying agent. (Section 1003)

SPECIAL SITUATIONS

MERGERS AND SIMILAR EVENTS

             AIG is generally permitted to consolidate or merge with another company or firm. AIG is also permitted to sell or lease substantially all of its assets to another firm, or to buy or lease substantially all of the assets of another firm. However, AIG may not take any of these actions unless all the following conditions are met:

- Where AIG merges out of existence or sells or leases its assets, the other firm may not be organized under a foreign country's laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

- The merger, sale of assets or other transaction must not cause a default on the debt securities, and AIG must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving AIG default notice or AIG's default having to exist for a specific period of time were disregarded.

      It is possible that the merger, sale of assets or other transaction would cause some of the voting stock of AIG's designated subsidiaries to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that voting stock over the holders of the debt securities if they are not paid back. AIG and its designated subsidiaries have promised to limit these preferential rights on the voting stock of AIG's designated subsidiaries, called liens, as discussed later on page 7 under "Restriction on Liens". If a merger or other transaction would create any liens on the voting stock of our designated subsidiaries, AIG and its designated subsidiaries must comply with that restrictive covenant. AIG and its designated subsidiaries would do this by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the voting stock of AIG's designated subsidiaries to you and the other direct holders of the debt securities. (Section 801)

MODIFICATION AND WAIVER

             There are three types of changes AIG can make to the indenture and the debt securities.

             Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

-     change the stated maturity of the principal or interest on a debt security

-     reduce any amounts due on a debt security

- reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default

-     change the place or currency of payment on a debt security

-     impair your right to sue for payment

- reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture

- reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults

- modify any other aspect of the provisions dealing with modification and waiver of the indenture (Section 902)

             Changes Requiring a Super-Majority Vote or Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning 66 2/3% of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. (Section 902) The same vote would be required for AIG to obtain a waiver of all or part of the restrictive covenant described later on page 7. (Section 1008) AIG may obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, AIG cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously on page 6 under "Changes Requiring Your Approval" unless AIG obtains your individual consent to the waiver. (Section 513)

             Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities. (Section 901)

             Further Details Concerning Voting. When taking a vote, AIG will use the following rules to decide how much principal amount to attribute to a debt security:

- For original issue discount securities, AIG will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

- For debt securities whose principal amount is not known (for example, because it is based on an index), AIG will use a special rule for that debt security described in the prospectus supplement.

- For debt securities denominated in one or more foreign currencies or currency units, AIG will use the U.S. dollar equivalent.

             Debt securities will not be considered outstanding, and therefore not eligible to vote, if AIG has deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later on page 8 under "Full Defeasance". (Section 101)

             AIG will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If AIG or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date. (Sections 501, 512, 902 and 1008)

--------------------------------------------------------------------------------
STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF AIG SEEKS TO
CHANGE  THE  INDENTURE  OR THE DEBT  SECURITIES  OR  REQUEST A WAIVER.
--------------------------------------------------------------------------------

RESTRICTIVE COVENANT

COVENANT

             Restriction on Liens. Some of the voting stock of certain of AIG's designated subsidiaries may be subject to a mortgage or other legal mechanism that gives lenders preferential rights in that voting stock of AIG's designated subsidiaries over the holders of the debt securities if they are not paid back. These preferential rights are called LIENS. Except as otherwise specified in any prospectus supplement, AIG promises that neither it nor its designated subsidiaries will become obligated on any new debt that is secured by a lien on any shares of voting stock of any of AIG's designated subsidiaries, unless you and the other direct holders of the securities (and, if

AIG elects, any other holders of debt issued by AIG) are granted an equivalent or higher-ranking lien on the same property. (Section 1006)

             Certain Definitions Relating to our Restrictive Covenant. Following are the meanings of the terms that are important in understanding the restrictive covenant previously described.

             Designated subsidiary means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., and any subsidiary the assets of which, determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of determination and in accordance with generally accepted accounting principles as in effect on the last day of that calendar quarter, exceed 20% of the consolidated assets of AIG. As of September 30, 1999, there were no subsidiaries of AIG with assets, determined in accordance with generally accepted accounting principle as in effect on that date, in excess of 20% of the consolidated assets of AIG. (Section 101)

             Subsidiary means a corporation, partnership or trust in which AIG and/or one or more of its other subsidiaries owns a least 50% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for election of directors. (Section 101)

             Consolidated assets of AIG means the assets of AIG and its consolidated subsidiaries, to be determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of the determination and in accordance with generally accepted accounting principles as in effect on the last day of that calendar quarter. (Section 101)

DEFEASANCE

             The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if AIG chooses to have them apply to that series. If AIG does so choose, it will state that in the prospectus supplement. (Section 1301)

             Full Defeasance. If there is a change in federal tax law, as described below, AIG can legally release itself from any payment or other obligations on the debt securities, called full defeasance, if AIG puts in place the following other arrangements for you to be repaid:

- AIG must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

- There must be a change in current federal tax law or an IRS ruling that lets AIG make the above deposit without causing you to be taxed on the debt securities any differently than if AIG did not make the deposit and just repaid the debt securities itself. (Under current federal tax law, the deposit and AIG's legal release from the debt securities would be treated as though it took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to AIG.)

- AIG must deliver to the trustee a legal opinion of AIG's counsel confirming the tax law change described above. (Sections 1302 and 1304)

      If AIG ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to AIG for repayment in the unlikely event of any shortfall.

             Covenant Defeasance. Under current federal tax law, AIG can make the same type of deposit described above and be released from the restrictive covenant in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of that restrictive covenant but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, AIG must do the following:

- AIG must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

- AIG must deliver to the trustee a legal opinion of its counsel confirming that under current federal income tax law AIG may make the above deposit without causing you to be taxed on the debt securities any differently than if AIG did not make the deposit and just repaid the debt securities itself.

             If AIG accomplishes covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:

- AIG's promises regarding conduct of its business previously described on page 7 under "Covenant," and any other covenants applicable to the series of debt securities and described in the prospectus supplement.

- The condition regarding the treatment of liens when AIG merges or engages in similar transactions, as previously described on page 6 under "Mergers and Similar Events".

- The events of default relating to breach of covenants and acceleration of the maturity of other debt, described later on page 9 under "What Is an Event of Default?".


             If AIG accomplishes covenant defeasance, you can still look to AIG for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy of AIG) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)

DEFAULT AND RELATED MATTERS

RANKING

             The debt securities are not secured by any of AIG's property or assets. Accordingly, your ownership of debt securities means you are one of AIG's unsecured creditors. The debt securities are not subordinated to any of AIG's other debt obligations and therefore they rank equally with all of AIG's other unsecured and unsubordinated indebtedness.

EVENTS OF DEFAULT

             You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

             What Is An Event of Default? The term "Event of Default" means any of the following:

- AIG does not pay the principal or any premium on a debt security on its due date.

- AIG does not pay interest on a debt security within 30 days of its due date.

- AIG does not deposit money in a separate account, known as a sinking fund, when a deposit is due.

- AIG remains in breach of the restrictive covenant described on page 7 or any other term of the indenture for 60 days after it receives a notice of default stating it is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

- If an event of default occurs with respect to a different series of debt securities issued under the indenture and AIG's obligation to repay such other series of debt securities is accelerated, and this repayment obligation remains accelerated for 30 days after AIG receives a notice of default by the trustee or holders of 10% of the principal amount of the affected debt securities.

- AIG files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

- Any other event of default described in the prospectus supplement occurs. (Section 501)

             Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

             Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

             Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

             Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

- You must give the trustee written notice that an event of default has occurred and remains uncured.

- The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

      The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

             However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section
508)

--------------------------------------------------------------------------------
STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF
THE  TRUSTEE  AND  TO  MAKE  OR  CANCEL  A  DECLARATION  OF ACCELERATION.
--------------------------------------------------------------------------------

             AIG will furnish to the trustee every year a written statement of certain of its officers certifying that to their knowledge AIG is in compliance with the indenture and the debt securities, or else specifying any default. (Section 1007)


OUR RELATIONSHIP TO THE TRUSTEE

             The Bank of New York from time to time provides normal banking services to AIG and its subsidiaries.


                              PLAN OF DISTRIBUTION


      AIG may sell debt securities:

- to or through underwriting syndicates represented by managing underwriters;

- through one or more underwriters without a syndicate for them to offer and sell to the public;

-     through dealers or agents; and

- to investors directly in negotiated sales or in competitively bid transactions.

      Any underwriter or agent involved in the offer and sale of any series of the debt securities will be named in the prospectus supplement.

      The prospectus supplement for each series of debt securities will describe:

- the terms of the offering of these debt securities, including the name of the agent or the name or names of any underwriters;

-     the public offering or purchase price;

- any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

-     any discounts and commissions to be allowed or paid to dealers; and

-     other specific terms of the particular debt securities.

      Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the debt securities being offered by that prospectus supplement.

      Underwriters, agents and dealers may be entitled, under agreements with AIG, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

      Underwriters to whom debt securities are sold by AIG for public offering and sale are obliged to purchase all of those particular debt securities if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.

      Underwriters, dealers or agents may engage in transactions with, or perform services for, AIG or its subsidiaries or affiliates in the ordinary course of business.


                         VALIDITY OF THE DEBT SECURITIES


      Unless otherwise specified in any prospectus supplement, the validity of the debt securities will be passed upon for AIG by Sullivan & Cromwell, New York, New York. M. Bernard Aidinoff, a member of the Board of Directors of AIG, is Senior Counsel to Sullivan & Cromwell and beneficially owns 26,789 shares of AIG common stock and options to purchase 36,156 shares of AIG common stock. Partners of Sullivan & Cromwell involved in the representation of AIG beneficially own approximately 4,547 shares of AIG common stock.


                                     EXPERTS


      The consolidated financial statements and financial statement schedules of AIG and its subsidiaries incorporated in this prospectus by reference to AIG's Annual Report on Form 10-K for the year ended December 31, 1998 and AIG's Current Report on Form 8-K dated June 3, 1999, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION


      AIG files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents that AIG files at:

-     SEC Public Reference Room
      450 Fifth Street, N.W.
      Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information.

AIG's filings are also available to the public through:

-     The SEC web site at http://www.sec.gov

-     The New York Stock Exchange
      20 Broad Street
      New York, New York 10005

AIG's common stock is listed on the NYSE.

      The SEC allows AIG to "incorporate by reference" the information AIG files with the SEC, which means that AIG can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information included in this prospectus. AIG incorporates by reference the documents listed in the accompanying box and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all the debt securities are sold. This prospectus is part of a registration statement AIG filed with the SEC.

------------------------------------------------------------------------------
Annual Report on Form 10-K for the year ended December 31, 1998.

Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

Current Report on Form 8-K dated June 3, 1999, as amended.
------------------------------------------------------------------------------

      AIG will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request your copy by writing or telephoning AIG at the following address:

      American International Group, Inc.
      Director of Investor Relations
      70 Pine Street
      New York, New York 10270
      (212) 770-7074.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


      SEC registration fee ................................    $173,759

      Photocopying and printing ...........................    $ 30,000

      Legal fees and expenses .............................    $ 60,000

      Fees of accountants..................................    $  6,000

      Miscellaneous........................................    $ 10,241
                                                               --------

      Total................................................    $280,000
                                                               ========
                                   ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Restated Certificate of Incorporation of AIG (the "Certificate") provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG's By-laws contains a similar provision.

      The Certificate also provides that a director will not be personally liable to AIG or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

      Section 145 of the GCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of AIG in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of AIG. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

      In addition, AIG maintains a directors' and officers' liability insurance policy.

ITEM 16. LIST OF EXHIBITS


Exhibit

 1.1  Form of Underwriting Agreement
 1.2 Form of Distribution Agreement (incorporated by reference from Exhibit 1(b) to Registration Statement No. 33-60827)
 4.1 Indenture, dated as of July 15, 1989, from American International Group, Inc. to The Bank of New York, as Trustee, including the Form of Debt Security in Article Two thereof (incorporated by reference from Exhibit 4 to Registration Statement No. 33-25291)
 5.1  Opinion of Sullivan & Cromwell
12.1 Statement re: Computation of ratio of earnings to fixed charges (incorporated by reference from Exhibit 12 to AIG's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999)
23.1  Consent of PricewaterhouseCoopers LLP
23.2  Consent of Sullivan & Cromwell (included with Exhibit 5.1)
24.1  Powers of Attorney (included on signature pages)
25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York


ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if the change in volume represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by AIG pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of February, 2000.

                                            AMERICAN INTERNATIONAL GROUP, INC.


                                            By:  /s/ M.R. GREENBERG
                                                -----------------------------
                                                M.R. Greenberg
                                                Chairman


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M.R. Greenberg, Edward E. Matthews and Howard I. Smith his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including pre-effective and post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which, when taken together shall constitute one instrument.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


             Signature                                Title                                  Date


                                       Chairman, Chief Executive Officer, and
                                                    Director
  /s/ M.R. GREENBERG                      (Principal Executive Officer)                 February 24 , 2000
--------------------------------
        (M.R. Greenberg)

  /s/ HOWARD I. SMITH                        Executive Vice President
--------------------------------                    Director
       (Howard I. Smith)                     (Principal Financial and
                                               Accounting Officer)                      February 24, 2000


  /s/ M. BERNARD AIDINOFF                           Director                            February 24, 2000
--------------------------------
     (M. Bernard Aidinoff)

  /s/ ELI BROAD                                     Director                            February 24, 2000
--------------------------------
          (Eli Broad)


  /s/ PEI-YUAN CHIA                                 Director                            February 24, 2000
--------------------------------
        (Pei-yuan Chia)


                                                    Director
--------------------------------
      (Marshall A. Cohen)


  /s/ BARBER B. CONABLE, JR.                        Director                            February 24, 2000
--------------------------------
    (Barber B. Conable, Jr.)


  /s/ MARTIN S. FELDSTEIN                           Director                            February 24, 2000
--------------------------------
     (Martin S. Feldstein)


                                                    Director
--------------------------------
       (Ellen V. Futter)


                                                    Director
--------------------------------
       (Leslie L. Gonda)


  /s/ EVAN G. GREENBERG                             Director                            February 24, 2000
--------------------------------
      (Evan G. Greenberg)


                                                    Director
--------------------------------
       (Carla A. Hills)


                                                    Director
--------------------------------
     (Frank J. Hoenemeyer)


  /s/ EDWARD E. MATTHEWS                            Director                            February 24, 2000
--------------------------------
     (Edward E. Matthews)


                                                    Director
--------------------------------
       (Dean P. Phypers)


  /s/ THOMAS R. TIZZIO                              Director                            February 24, 2000
--------------------------------
      (Thomas R. Tizzio)

                                                    Director
--------------------------------
       (Edmund S.W. Tse)


                                                    Director
--------------------------------
       (Jay S. Wintrob)


  /s/ FRANK G. WISNER                               Director                           February 24, 2000
--------------------------------
       (Frank G. Wisner)

                                  EXHIBIT INDEX



Exhibit

 1.1     Form of Underwriting Agreement

 1.2 Form of Distribution Agreement (incorporated by reference from Exhibit 1(b) to Registration Statement No. 33-60827)

 4.1 Indenture, dated as of July 15, 1989, from American International Group, Inc. to the Bank of New York, as Trustee, including the Form of Debt Security in Article Two thereof (incorporated by reference from Exhibit 4 to Registration Statement No. 33-25291)

 5.1     Opinion of Sullivan & Cromwell

12.1 Statement re: Computation of ratio of earnings to fixed charges (incorporated by reference from Exhibit 12 to AIG's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999)

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Sullivan & Cromwell (included with Exhibit 5.1)

24.1     Powers of Attorney (included on signature pages)

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York